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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069 and 333-152998) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335, 333-150070 and 333-159010) of our report dated March 11, 2010 relating to the consolidated financial statements and financial statement schedule for the three years ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009 of Satcon Technology Corporation and its subsidiaries, which appears in this Form 10-K.

/s/ Caturano and Company, P.C.

Boston, Massachusetts

March 11, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM